Investor Update and Results for 2Q 2016 February 22, 2017 Exhibit 99.1

2 This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, adjusted revenues, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to the SunEdison Bankruptcy, including our transition away from reliance on SunEdison for management, corporate and accounting services, employees, critical systems and information technology infrastructure, and the operation, maintenance and asset management of our renewable energy facilities; risks related to events of default and potential events of default arising under our revolving credit facility, the indentures governing our senior notes, and/or project-level financing; risks related to failure to satisfy the requirements of Nasdaq, which could result in the delisting of our common stock; risks related to our exploration and potential execution of strategic alternatives; pending and future litigation; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to successfully identify, evaluate, and consummate acquisitions; government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; our ability to compete against traditional and renewable energy companies; potential conflicts of interests or distraction due to the fact that several of our directors and most of our executive officers are also directors and executive officers of TerraForm Global, Inc.; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Power’s control. TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2015 and Form 10-Q for the period ended June 30, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. Forward-Looking Statements Exhibit 99.1

3 This presentation provides certain financial and operating metrics of TerraForm Power, Inc. (“TerraForm Power” or the “Company”) as of or for the quarters ended June 30, 2015 and June 30, 2016 and estimates for certain financial and operating metrics of TerraForm Power for 2016 and 2017. Please review these results together with the risk factors detailed in our annual report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on December 5, 2016 and our Form 10-Q for the quarter ended June 30, 2016 filed with the SEC on February 7, 2017. The financial information for full year 2016 is preliminary and unaudited and includes estimates which are inherently uncertain. This financial information may change materially as a result of the completion of the audit for fiscal year 2016 and review procedures for 3Q 2016. Our estimates are based on various assumptions and are subject to various risks which could cause actual results to differ materially. The information presented on the following slides does not represent a complete picture of the financial position, results of operation or cash flows of TerraForm Power, is not a replacement for full financial statements prepared in accordance with U.S. GAAP and should not be viewed as indicative of future results, which may differ materially. The Company’s last quarterly report was its Form 10-Q for the period ended June 30, 2016. The Company has not filed its Form 10-Q for the period ended September 30, 2016. You should also refer to our Form 10-K for the fiscal year 2015 and the other filings we have made with the SEC. Importance of our Risk Factors Exhibit 99.1

TerraForm Power Focused on Key Areas of Execution  Fleet continues to perform well  Solid progress on implementing stand-alone operating capability  Strategic review process underway – Entered into an exclusivity agreement with Brookfield Asset Management to negotiate a potential business combination based on the terms provided by Brookfield in their bid letter  Settlement negotiations with SunEdison are well advanced – Signed Memorandum of Understanding with SunEdison to resolve substantially all intercompany claims, subject to joint approval of a business combination with Brookfield or another buyer  We are working to finalize and file our 10-Q for 3Q 2016, and plan to file before March 1  Should we fail to file our 10-Q for 3Q 2016 by March 1, we would expect for our stock to be delisted from the Nasdaq 4 Exhibit 99.1

5 Results for 2Q 2016 and Estimates for 2016 Agenda 1 2 High-Quality, Diversified Renewable Power Fleet 3 Update on the Strategic Review Process Exhibit 99.1

Strategic Review: Overview  Company launched strategic review in May 2016 at the direction of the Company’s Conflicts Committee  The Conflicts Committee has provided oversight for (i) management’s preparation and execution of the stand-alone plan and (ii) the negotiation of guidelines by which each of SunEdison and the Company conduct themselves during a joint marketing process for a potential sale of the Company – Joint marketing process was viewed as a value maximizing alternative  Conflicts Committee’s mandate is to be guided solely by careful consideration of the best interests of all of the Company's shareholders  Aim to maintain arms-length relationship with SunEdison in TerraForm Power’s decision-making  Company’s outside advisors include financial advisors Morgan Stanley, Centerview Partners, and AlixPartners, and legal counsel Sullivan & Cromwell LLP, Greenberg Traurig, and Hughes Hubbard & Reed LLP 6 Exhibit 99.1

Strategic Review: Supervised by Independent Conflicts Committee

Exhibit 99.1

- **5 independent directors added over the past year**
- **Board now composed of 9 directors**
  - 8 of which are independent, and 5 of which are independent of both SunEdison and TerraForm Global
- **All decisions with respect to any strategic transaction, including whether to approve any transaction, will be made only following a determination that it is in the best interest of all the Company's shareholders and with the consent of a majority of the independent directors**

TERP Board of Directors	Independent Director	Corporate Governance & Conflicts Committee	GLBL Director
1) Edward "Ned" Hall	Y	Chair	
2) Kerri L. Fox	Y	Y	
3) David Pauker	Y	Y	
4) Marc S. Rosenberg	Y	Y	
5) Christian Fong	Y		
6) Christopher Compton	Y		Y
7) Hanif Dahya	Y		Y
8) Jack Stark	Y		Y
9) Peter Blackmore (Chairman)			Y

TerraForm POWER

7

Strategic Review: Evaluation of Stand-Alone Plan  From May to August 2016, the Company’s management team developed a business plan for the Company to operate independently of SunEdison  The Company’s Conflicts Committee and Board of Directors reviewed in detail the Company’s business plan under various scenarios, including the attendant execution risks  The business planning process addressed multiple areas, including: – Business model ‒ Growth prospects ‒ Dividend targets – Organization design ‒ Investment strategy ‒ Capital structure – Competitive position ‒ Project operations ‒ Corporate costs  The Company's financial advisors evaluated the strategic and financial implications of the Company’s plan to operate on a stand-alone basis (without a Yieldco sponsor), and its resulting competitive position in the global market for renewable energy assets  After completion of this comprehensive review, the Conflicts Committee recommended and the Board of Directors authorized the exploration of strategic alternatives, including a potential sale of the Company and new sponsorship arrangements 8 Exhibit 99.1

Strategic Review: Exploration of Strategic Alternatives  Strategic alternatives process announced September 19, 2016 – The Company also announced on that date that it was prepared to enter into discussions to settle all intercompany claims with SunEdison on a schedule that was consistent with the strategic alternatives process – Settlement of claims necessary for any party to transact with the Company  Process overview – Over the past several months, we have conducted a two-step auction process in connection with a whole company or sponsorship transaction – We contacted a broad range of strategic and financial parties to gauge their interest – Bids were due in the beginning of January – Following our evaluation of the bids submitted, we decided to enter into exclusivity with Brookfield 9 Exhibit 99.1

Strategic Review: Joint Process with SunEdison  SunEdison was involved in the marketing process due to: – SunEdison’s voting power – The need for the SunEdison bankruptcy court’s approval for any SunEdison decision regarding a sale – The Conflict Committee’s belief that a coordinated process would yield a superior outcome  All Company interaction with SunEdison has been, and continues to be, at arm’s length  SunEdison’s insolvency had been assessed and considered by the Conflicts Committee in weighing the various bidder proposals and stand-alone alternatives, but all decisions are being made based on what is in the best interest of all the Company’s shareholders 10 Exhibit 99.1

Strategic Review: Exclusivity with Brookfield  The Company entered into exclusive discussions with Brookfield on January 20, 2017  The Conflicts Committee recommended and the full Board authorized exclusivity after determining that doing so was in the best interest of all Company shareholders  Entry into the Settlement MOU with SunEdison was also authorized based upon the same determinations  The exclusivity period has been extended to March 6, 2017  The Company has not committed to enter into a transaction with Brookfield or any other potential buyer  If the Company does not execute an M&A transaction with Brookfield and accompanying settlement with SunEdison, the Company is prepared to operate on a stand-alone basis while considering other strategic alternatives 11 Exhibit 99.1

Settlement Agreement with SunEdison  Negotiations ongoing since MOU entered into on January 20, 2017  Deadline to enter into final agreement currently extended to February 24, and we expect to enter into enter into final agreement soon  The Settlement Agreement is subject to SunEdison bankruptcy court approval  Before entering into the MOU, the Conflicts Committee conducted a review and analysis of the Company’s claims against SunEdison, as well as SunEdison’s claims against the Company, with the advice of its independent legal counsel and the Company’s restructuring and financial advisors  Under the MOU, the split would be 36.9% to SunEdison / 63.1% to Class A – SunEdison would receive 36.9% of consideration paid to all shareholders – Remaining 63.1% distributed to Class A shareholders – This split reflects the settlement of intercompany claims, IDRs, and other factors  Settlement is subject to agreement with SunEdison on a jointly-approved M&A transaction, whether with Brookfield or another bidder 12 Exhibit 99.1

13 Results for 2Q 2016 and Estimates for 2016 Agenda 1 2 High-Quality, Diversified Renewable Power Fleet 3 Update on the Strategic Review Process Exhibit 99.1

14 3.0 GW Wind and Solar Portfolio … Exclusively renewable assets Portfolio as of December 31, 2016 With Estimated Average 26 Year Remaining Useful Life … Average asset age of 3.6 years With High Credit-Quality Counterparties High quality average credit rating of A; 86% rated investment grade 1 Under Long-Term Contracts … Average remaining PPA life of 15 years 11-15 years 50% 16-20 years 17% 20+ years 18% 6-10 years 5% 0-5 years 10% AAA 1% AA+ 14% AA 8% AA- 1% A+ 13% A 4% A- 15% BBB+ 23% BBB 4% BBB- 3% < IG 4% NR 10% Solar 49% Wind 51% 1. 10% not rated; 4% rated non-investment grade (MW Weighted) (MW Weighted)(MW Weighted) High-Quality Contracted Renewable Generation Portfolio <2 years 27% 2-5 years 52% >5 years 21% Exhibit 99.1

15 Low Concentration RiskGeographically Diverse Fleet of 3.0 GW1 Portfolio as of December 31, 2016 Mt. Signal 9% South Plains I 7% California Ridge 7% Bishop Hill 6% Rattlesnake 6% Prairie Breeze 6%Cohocton 4% CAP 3% Other (all < 3%) 52% 1. TerraForm Power has entered into an agreement to sell 365 MW of its UK assets, with an expected closing in 2017 CAISO 17% ISO-NE 13% ERCOT 13% PJM 10% MISO 6% SPP 6% NYISO 6% WECC 3% SERC 2% Other 24% (MW Weighted) Wind 1,532 MW Solar 1,451 MW Total US: 2,360 MW US Wind: 1,454 MW US Solar: 906 MW Canada 145 MW 78 MW 68 MW Chile 102 MW 102 MW UK 1 376 MW 376 MW OR – 1 MW MN – 2 MW NE – 181 MW NV – 32 MW UT – 42 MW CO – 12 MW CA – 492 MW TX – 387 MW Wind 1 MW Solar HI – 81 MW Wind 1 MW Solar OH – 10 MW ME – 219 MW NH – 1 MW VT – 40 MW Wind 8 MW Solar MA – 124 MW CT – 2 MW NY – 160 MW Wind 17 MW Solar NJ – 63 MW PA – 8 MW MD – 20 MW NC – 36 MW IL – 386 MW GA – 5 MW FL – 9 MW PR – 5 MW NM – 1 MW AZ – 15 MW Diverse Asset Portfolio in Attractive and Stable Markets Exhibit 99.1

16 Results for 2Q 2016 and Estimates for 2016 Agenda 1 2 High-Quality, Diversified Renewable Power Fleet 3 Update on the Strategic Review Process Exhibit 99.1

17 1. MW (net) in operation at end of period 2. Revenue adjusted for PPA amortization, changes in fair value of commodity hedges and ITC revenue amortization 3. Excludes non-operating cash costs incurred (costs that are not representative of our core operations)  Production below original management expectations primarily due to wind resource 7% below average for 2Q  Year-over-year changes driven by acquired Invenergy wind plants, which have higher capacity factor and lower price per MWh vs. existing TERP fleet  ($67M) negative impact to CAFD as a result of accumulation of restricted cash due to SunEdison bankruptcy-triggered or related defaults  Excluding these restricted cash impacts, CAFD would have been $53M Non-GAAP Metrics 2Q 2016 2Q 2015 YoY change (%) MW (net) in operation1 2,983 1,883 58% Capacity Factor 30% 24% +600 bps MWh (000s) 2,038 944 116% Adj. Revenue2 / MWh $99 $140 -29% Adj. Revenue ($M)2 $201 $132 53% Adj. EBITDA ($M)3 $151 $108 40% Adj. EBITDA margin 75.1% 81.6% (650) bps CAFD ($M)3 ($14) $63 n/a 2Q 2016 Results CommentaryMetrics 2Q 2016 2Q 2015 YoY change (%) Revenue, net ($M) $187 $130 44% Net Income / (Loss) ($M) ($45) $29 n/a Exhibit 99.1

2016 Estimates

Exhibit 99.1

Metrics	Estimate 2016[1]
Revenue, net ($M)	$665 - $675
Net Income ($M)	($180) - ($140)

Non-GAAP Metrics	Estimate 2016[1]
MW, Net in Operation (Period End)	2,983
MWh (000s)	7,670 - 7,830
Capacity Factor	28% - 29%
Adj. Revenue ($M)	$700 - $710
Adj. Revenue / MWh	$89 - $91
Adj. EBITDA ($M)[2]	$520 - $530
Adj. EBITDA Margin	78%
CAFD ($M)	$165 - $185[3]

Commentary

- **2016 estimates of revenue, Adj. EBITDA, and CAFD substantially in-line with management expectations post-SunEdison bankruptcy**
- **Expected net income range is now $35M lower vs. previous estimate, due primarily to a non-cash charge from an interest rate swap that we recognized in 2Q resulting from our expected UK asset sale**
- **2016 forecast assumes that all project-level defaults are resolved and resulting reclassifications of project cash from restricted to unrestricted favorably impacts 2016 CAFD**
- **If some existing defaults are not resolved by the future deadline for 2016 CAFD reporting, up to $57M of project level cash, that is currently projected as 2016 CAFD, could be shifted to 2017 CAFD**
- **Holdco unrestricted cash of $478M[4] as of December 31, 2016**

1. The figures provided are projections for year-end 2016 and are based on various assumptions and estimates regarding the Company's past and future operations and performance. These assumptions and estimates may not prove to be correct and actual results could differ materially due to various factors, many of which are not within the control of the Company. In addition, estimated results should not be viewed as indicative of the Company's expectations for future periods. Please see "Importance of our Risk Factors" and "Forward-Looking Statements".
2. Excludes approximately $64M of non-operating cash costs expected to be incurred in 2016 (costs that are not representative of our core operations)
3. If some existing defaults are not resolved by deadline for 2016 CAFD reporting, up to approximately $57M of project level cash, that is currently projected as 2016 CAFD, could be shifted to 2017 CAFD.
4. Holdco unrestricted cash of $478M as of 12/31/2016 - includes cash at bank accounts owned by TerraForm Power, Inc., TerraForm Power, LLC and TerraForm Power Operating, LLC

TerraForm POWER

18

Exhibit 99.1

2016 Revenue to CAFD Waterfall

$M, unless otherwise noted


2016 Estimates[1]
$670M Midpoint Revenue
$705M Midpoint Adj. Revenue
$525M Midpoint Adj. EBITDA[2]
$175M Midpoint CAFD
$675
$665
$35
$710
$700
$165
$28
$14
$530
$520
$145
$104
$87
$24
$14
$8
$15
$185
$165
Revenue
Adjustments
Adj. Revenue
Cost of operations
G&A (corp. operating) 2
SUNE G&A support
Adj. EBITDA
Project debt: interest payments
Holdco debt: interest payments 3
Principal payments
Distrib. to NCI
Maint. capex
SUNE interest support
Other adjustments
2016 CAFD estimate

1. The figures provided are projections for 2016 and are based on various assumptions and estimates regarding the Company's past and future operations and performance. These assumptions and estimates may not prove to be correct and actual results could differ materially due to various factors, many of which are not within the control of the Company. In addition, estimated results for 2016 should not be viewed as indicative of the Company's expectations for future periods. Please see "Importance of our Risk Factors" and "Forward-Looking Statements".
2. Excludes approximately $64M of non-operating cash costs expected to recorded in 2016 (costs that are not representative of our core operations)
3. Does not include special interest payment of $12M

TerraForm Power

19

Commentary on 2017  No update on 2017 estimates, as we are in exclusivity with Brookfield, and the outcome of that process is expected to impact company actions and financial results for 2017  Management continues to evaluate options for 2017 to optimize the portfolio and capital structure  Our previously published estimate for the 2017 CAFD range of $120M- $160M incorporated several planned actions including: – UK portfolio sale – Upsize of Canada project financing – Paydown or refinancing of various corporate or project-level credit facilities – Opportunistic divestiture or acquisition opportunities  We expect to provide updated 2017 estimates once the strategic alternatives process is concluded 20 Exhibit 99.1

Appendix 21 Exhibit 99.1

22 Definitions: Adjusted Revenue, Adjusted EBITDA and Cash Available For Distribution (CAFD) Reconciliation of Operating Revenues, Net to Adjusted Revenue We define adjusted revenue as operating revenues, net, adjusted for non-cash items including unrealized gain/loss on derivatives, amortization of favorable and unfavorable rate revenue contracts, net and other non-cash revenue items. We believe adjusted revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. Adjusted revenue is a non-GAAP measure used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget. Reconciliation of Net Income (Loss) to Adjusted EBITDA We define adjusted EBITDA as net income (loss) plus depreciation, accretion and amortization, non-cash affiliate general and administrative costs, acquisition related expenses, interest expense, gains (losses) on interest rate swaps, foreign currency gains (losses), income tax (benefit) expense and stock compensation expense, and certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Note: As of December 31, 2015, TerraForm Power changed its policy regarding restricted cash to characterize the following as restricted cash: (i) cash on deposit in collateral accounts, debt service reserve accounts, maintenance and other reserve accounts, and (ii) cash on deposit in operating accounts but subject to distribution restrictions due to debt defaults, or other causes. Previously, cash available for operating purposes, but subject to compliance procedures and lender approvals prior to distribution from project level accounts, was also considered restricted. This cash is now considered unrestricted but is designated as unavailable for immediate corporate purposes. The impact of the new accounting policy on full year reported or forecasted CAFD is immaterial. Reconciliation of Adjusted EBITDA to CAFD Effective December 31, 2015, we define “cash available for distribution” or “CAFD” as adjusted EBITDA of Terra LLC as adjusted for certain cash flow items that we associate with our operations. Cash available for distribution represents adjusted EBITDA (i) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (ii) minus cash distributions paid to non-controlling interests in our renewable energy facilities, if any, (iii) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (iv) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (v) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee. Note: CAFD is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP. Exhibit 99.1

Reg G: Reconciliation of Net Operating Revenue to Adjusted Revenue, Net Income / (Loss) to Adjusted EBITDA and Adjusted EBITDA to CAFD

Exhibit 99.1

$M, unless otherwise noted

	Three Months Ended June 30,		FY Midpoint
Reconciliation of Operating Revenues, Net to Adjusted Revenue	2016	2015	2016 Estimate
Operating revenues, net	$187	$130	$670
Unrealized loss (gain) on derivatives, net (a)	6	(2)	7
Amortization of favorable and unfavorable rate revenue contracts, net (b)	10	5	42
Other non-cash items (c)	(2)	(1)	(14)
Adjusted revenue	$201	$132	$705
Reconciliation of Net Income (Loss) to Adjusted EBITDA			
Net income (loss)	($45)	$29	($160)
Interest expense, net	101	36	323
Income tax provision	2	1	3
Depreciation, accretion and amortization expense (d)	71	43	278
General and administrative expenses (e)	12	17	74
Stock-based compensation expense (f)	1	2	5
Acquisition and related costs, including affiliate (g)	–	7	3
Unrealized loss (gain) on derivatives, net (h)	6	(2)	6
Loss (gain) on extinguishment of debt, net (i)	–	(11)	–
Impairment charge related to residential solar assets not placed in service	–	–	9
Loss (gain) on foreign currency exchange, net (j)	5	(14)	6
Loss on investments and receivables with affiliate (k)	–	–	1
Other non-cash operating revenues (l)	(2)	–	(14)
Other non-operating expenses (m)	(0)	–	(9)
Adjusted EBITDA	$151	$108	$525
Reconciliation of Adjusted EBITDA to CAFD			
Adjusted EBITDA	$151	$108	$525
Interest payments	(60)	(41)	(249)
Principal payments	(33)	(11)	(87)
Cash distributions to non-controlling interests, net	(6)	(3)	(24)
Non-expansionary capital expenditures	(2)	(4)	(14)
(Deposits into)/withdrawals from restricted cash accounts	(66)	5	(1)
Other:			
Contributions received pursuant to agreements with SunEdison (n)	–	3	8
Economic ownership adjustments (o)	–	6	–
Other items	2	(0)	16
Estimated cash available for distribution	($14)	$63	$175
Impact of defaults on changes in restricted cash (p)	(67)	–	–
Estimated cash available for distribution excluding defaults	$53	$63	$175

TerraForm Power

23

24 Footnotes to Reg. G a) Represents the change in the fair value of commodity contracts not designated as hedges. b) Represents net amortization of favorable and unfavorable rate revenue contracts included within operating revenues, net. c) Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members. d) Includes amortization of favorable and unfavorable rate revenue contracts, recorded within operating revenues, of $5.4 million and $9.8 million for the three months ended June 30, 2015 and 2016, respectively, and $41.8 million for the twelve month estimate ending December 31, 2016. e) Pursuant to the management services agreement, SunEdison agreed to provide or arrange for other service providers to provide management and administrative services to us. For the quarter ended June 30, 2015, cash considerations of $1.3M were paid to SunEdison for these services, and the amount of general and administrative expense – affiliate in excess of the fees paid to SunEdison in each period is treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. In addition, non-operating items and other items incurred directly by TerraForm Power that we do not consider indicative of our core business operations will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA. The Company’s normal general administrative expenses, not paid by SunEdison, are not added back in the reconciliation of net income (loss) to Adjusted EBITDA. For the three months ended June 30, 2016 and twelve month estimate ending December 31, 2016, Terraform Power made payments, or will make payments, of $5.7 million and $14 million, respectively, directly to suppliers for normal operating general and administrative expenses. f) Represents stock-based compensation expense recorded within general and administrative expenses and within general and administrative expenses – affiliate. g) Represents transaction related costs, including affiliate acquisition costs, associated with acquisitions. h) Represents the unrealized change in the fair value of commodity contracts not designated as hedges. i) We recognized a net gain of $11.4M on extinguishment of debt related to the Duke operating portfolio in the quarter ended June 30, 2015. j) Represents net losses and (gains) on foreign currency exchange, primarily due to unrealized gains/losses on the re-measurement of intercompany loans which are primarily denominated in British pounds. k) As a result of the SunEdison Bankruptcy, we recorded a bad debt reserve during the six months ended June 30, 2016 related to outstanding receivables from debtors in the SunEdison bankruptcy. l) Primarily represents deferred revenue recognized related to the upfront sale of investment tax credits to non-controlling interest members. m) Represents certain other non-cash charges or non-operating items that we believe are not representative of our core business or future operating performance. n) We received an equity contribution from SunEdison of $6.6 million in August 2015, of which $3.3 million was attributed to the three months ended June 30, 2015, and $8.0 million in February 2016 pursuant to the Amended Interest Payment Agreement. No contributions were received pursuant to this agreement during the three months ended June 30, 2016. o) Represents economic ownership of certain acquired operating assets which accrued to us prior to the acquisition close date. The amount recognized for the three months ended June 30, 2015 are related to the acquisitions of Northern Lights of $3.7 million, and Integrys and Moose Power of $2.7 million. All three acquisitions closed during the three month period ended June 30, 2015. p) Represents the accumulation of restricted cash as of June 30, 2016 due to the impact of SunEdison bankruptcy-triggered or related defaults. Exhibit 99.1

25 Exhibit 99.1